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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: November 29, 1999
                       (Date of earliest event reported)



                                 InterTAN, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                    1-10062                75-2130875
(State of Incorporation)      (Commission File No.)     (I.R.S. Employer
                                                       Identification No.)

        3300 Highway #7, Suite 904
         Concord, Ontario, Canada                            L4K 4M3
(Address of principal executive offices)                   (Postal Code)


              Registrant's telephone number, including area code:
                                 (905) 760-9701
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Item 5.  Other Events
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     At a special meeting of the Board of Directors of the Registrant held on
November 29, 1999, the Board authorized that a 50% stock dividend on the issued and outstanding shares of Common Stock of the Registrant be paid in authorized but unissued shares of Common Stock on January 13, 2000 to stockholders of record of shares of Common Stock at the close of business on December 16, 1999.

     At that same meeting, the Board of Directors of the Registrant authorized the repurchase of up to 1,500,000 shares of Common Stock (on a post stock dividend basis) from time to time either through open market purchases or through privately negotiated transactions at prices as are determined by the Board or a Committee thereof so designated by the Board.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  InterTAN, Inc.



December 6, 1999               By: /s/ Jeffrey A. Losch
                                   --------------------
                                   Jeffrey A. Losch
                                   Vice President, Secretary and General Counsel

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                               INDEX TO EXHIBITS


Exhibit No.  Description
-----------  -----------

    1 Copy of Press Release, released on November 30, 1999, that announces the stock split in the nature of a stock dividend and the implementation of a stock repurchase program.

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